Consolidated Adjusted Operating Income

Exhibit 99.2

In millions, except per share amounts	2nd Quarter 2016 Operating Income	2nd Quarter 2016 EPS	2nd Quarter 2015 Operating Income	2nd Quarter 2015 EPS	1st Quarter 2016 Operating Income	1st Quarter 2016 EPS
From continuing operations	**$ 58.1**	**$ 0.68**	**$ 23.7**	**$(0.03)**	**$ 15.3**	**$ (0.17)**
Adjustments to Reconcile Operating Income/EPS						
Non-cash convertible debt interest expense[1]	-	0.01	-	0.01	-	0.01
Mark to market (gain) loss on derivative instruments[2]	-	(0.05)	-	0.04	-	(0.04)
Restructuring and divestiture costs[3]	16.7	0.25	9.3	0.10	14.1	0.19
Legal and investigative costs[4]	1.1	0.02	2.9	0.02	5.8	0.08
(Gain) loss on sale of assets[5]	(46.5)	(0.86)	11.6	0.13	-	-
New customer incentive[6]	-	-	4.6	0.06	-	-
Foreign Corrupt Practices Act (FCPA) accrual[7]	5.0	0.09	-	-	-	-
Venezuela (income)/loss[8]	-	-	(0.6)	(0.01)	-	-
Asia-Pacific and Africa (income) loss[9]	14.6	0.16	3.5	0.04	6.4	0.12
Total Adjustments	(9.1)	(0.38)	31.3	0.39	26.3	0.36
Adjusted	**$ 49.0**	**$ 0.30**	**$ 55.0**	**$ 0.36**	**$ 41.6**	**$ 0.19**

Note 1: The table above reflects EPS adjustments based on the Company's full year effective tax rate for 2016 and 2015 of 50% and 40%, respectively.

Note 2: See footnote definitions on slide 6

General Cable

1

Segment Adjusted Operating Income

North America, Europe and Latin America

North America	Operating Income				
In millions	Q2 2015	Q3 2015	Q4 2015	Q1 2016	Q2 2016
As reported	$ 30.9	$ 17.9	$ 6.1	$ 17.7	$ 73.8
Adjustments to Reconcile Operating Income					
Restructuring and divestiture costs (3)	5.4	11.1	5.4	8.0	13.4
Legal and investigative costs (4)	2.9	4.0	6.0	5.8	1.1
New customer incentive (6)	4.6	-	-	-	-
Foreign Corrupt Practices Act (FCPA) accrual (7)	-	-	4.0	-	5.0
(Gain) loss on the sale of assets (5)	-	-	-	-	(53.2)
Total Adjustments	12.9	15.1	15.4	13.8	(33.7)
Adjusted	$ 43.8	$ 33.0	$ 21.5	$ 31.5	$ 40.1

Europe	Operating Income				
In millions	Q2 2015	Q3 2015	Q4 2015	Q1 2016	Q2 2016
As reported	$ (1.2)	$ 3.2	$ (1.3)	$ 7.7	$ (1.5)
Adjustments to Reconcile Operating Income					
Restructuring and divestiture costs (3)	0.8	-	7.2	3.6	1.7
(Gain) loss on the sale of assets (5)	11.6	-	-	-	8.4
(Gain) loss on deconsolidation of Venezuela (8)	-	12.5	-	-	-
Total Adjustments	12.4	12.5	7.2	3.6	10.1
Adjusted	$ 11.2	$ 15.7	$ 5.9	$ 11.3	$ 8.6

Latin America	Operating Income				
In millions	Q2 2015	Q3 2015	Q4 2015	Q1 2016	Q2 2016
As reported	$ (2.5)	$ (1.2)	$ (3.2)	$ (3.7)	$ 0.4
Adjustments to Reconcile Operating Income					
Restructuring and divestiture costs (3)	3.1	3.1	2.7	2.5	1.6
Legal and investigative costs (4)	-	(1.9)	1.3	-	
(Gain) loss on the sale of assets (5)	-	-	-	-	(1.7)
(Gain) loss on deconsolidation of Venezuela (8)	-	(0.5)	-	-	
Venezuela (income)/loss (8)	(0.6)	(0.8)	-	-	
Total Adjustments	2.5	(0.1)	4.0	2.5	(0.1)
Adjusted	$ -	$ (1.3)	$ 0.8	$ (1.2)	$ 0.3

Core Operations - Total Adjusted Operating Income	$ 55.0	$ 47.4	$ 28.2	$ 41.6	$ 49.0

Note: See footnote definitions on slide 6

General Cable

2

3 Metal Adjusted Net Sales 2nd Quarter 1st Quarter 2016 2015 2016 In millions Net Sales Net Sales Net Sales As reported $ 990.0 $ 1,113.4 $ 974.0 Adjustments to Reconcile Net Sales Venezuela net sales (8) - (2.0) - Asia-Pacific and Africa net sales (9) (61.4) (64.3) (58.9) Metal adjustment (10) - (89.5) 5.1 Total Adjustments (61.4) (155.8) (53.8) Adjusted $ 928.6 $ 957.6 $ 920.2 Note: See footnote definitions on slide 6

4 Adjusted Other Income (Expense) Note: See footnote definitions on slide 6 2nd Quarter 1st Quarter 2016 2015 2016 In millions Other Income (Expense) Other Income (Expense) Other Income (Expense) As reported $ 9.1 $ (6.0) $ (1.4) Adjustments to Reconcile Other Income (Expense) Mark to market (gain) loss on derivative instruments (2) (3.6) 3.6 (2.7) Venezuela other (income) expense (8) - 0.2 - Asia-Pacific and Africa other (income) expense (9) (3.0) 0.2 1.8 Total Adjustments (6.6) 4.0 (0.9) Adjusted $ 2.5 $ (2.0) $ (2.3)

5 Q3 2016 Outlook Note: See footnote definitions on slide 6 Q3 2016 Outlook Q3 2015 Actual In millions, except per share amounts Operating Income EPS Operating Income EPS From continuing operations $32 - $47 $0.06 - $0.26 $ 17.1 $(0.69) Adjustments to Reconcile Operating Income/EPS Non-cash convertible debt interest expense (1) - 0.01 - 0.01 Mark to market (gain) loss on derivative instruments (2) - - - 0.15 Restructuring and divestiture costs (3) 6.0 0.05 14.2 0.27 Legal and investigative costs (4) 2.0 0.02 2.1 0.04 (Gain) loss on sale of assets (5) (6.0) (0.05) - - Loss on deconsolidation of Venezuela (8) - - 12.0 0.25 Venezuela (income)/loss (8) - - (0.8) (0.02) Asia Pacific and Africa (income) loss (9) 1.0 0.01 2.8 0.25 Total Adjustments 3.0 0.04 30.3 0.95 Adjusted $35 - $50 $0.10 - $0.30 $ 47.4 $ 0.26

6 Footnotes (1) - The Company's adjustment for the non-cash convertible debt interest expense reflects the accretion of the equity component of the 2029 convertible notes, which is reflected in the income statement as interest expense. (2) - Mark to market (gains) and losses on derivative instruments represents the current period changes in the fair value of commodity instruments designated as economic hedges. The Company adjusts for the changes in fair values of these commodity instruments as the earnings associated with the underlying contracts have not been recorded in the same period. (3) - Restructuring and divestiture costs represent costs associated with the Company's announced restructuring and divestiture programs. Examples consist of, but are not limited to, employee separation costs, asset write-downs, accelerated depreciation, working capital write-downs, equipment relocation, contract terminations, consulting fees and legal costs incurred as a result of the programs. The Company adjusts for these charges as management believes these costs will not continue at the conclusion of both the restructuring and divestiture programs. (4) - Legal and investigative costs represents costs incurred for external legal counsel and forensic accounting firms in connection with the restatement of our financial statements and the Foreign Corrupt Practices Act investigation. The Company adjusts for these charges as management believes these costs will not continue at the conclusion of these investigations which are considered to be outside the normal course of business. (5) - Gain and losses on the sale of assets are the result of divesting certain General Cable businesses. The Company adjusts for these gains and losses as management believes the gains and losses are one-time in nature and will not occur as part of the ongoing operations. (6) - New customer incentive reflects a one-time charge related to an inventory exchange program the Company executed within its automotive ignition wire business. The Company adjusted operating income for this customer incentive as management believes this was a one-time charge that will not occur as part of the ongoing operations. Further, the Company sold this business in the second quarter of 2016. (7) - Foreign Corrupt Practices Act (FCPA) accrual is the Company's estimate of the profits and pre-judgment interest that may be disgorged to resolve the ongoing investigation. The Company adjusts for this accrual as management believes this is a one-time charge and will not occur as part of ongoing operations. (8) - The Venezuela (income) loss adjustment reflects the removal of the impact of Venezuelan operations prior to its deconsolidation effective at the end of Q3 2015. Effective as of the end of the third quarter 2015, the Venezuelan subsidiary was deconsolidated and accounted for using the cost method of accounting. The loss on the deconsolidation of Venezuela is the one-time charge associated with the deconsolidation. The Company adjusted for this loss as management believes the deconsolidation of Venezuela was one-time in nature and will not occur as part of the ongoing operations. (9) - The adjustment excludes the impact of operations in the Asia Pacific and Africa segment which are not considered "core operations" under the Company's new strategic roadmap. The Company is in the process of divesting or closing these operations which are not expected to continue as part of the ongoing business. For accounting purposes, the continuing operations in Asia Pacific and Africa (which consists primarily of business located in Africa) do not meet the requirements to be presented as discontinued operations. (10) - The metal adjustment to net sales is the Company's estimate of metal price volatility to revenues from one period to another.